                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ ] Preliminary proxy statement revised

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                           DETROIT DIESEL CORPORATION
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                (Name of Registrant as Specified in Its Charter)
                           DETROIT DIESEL CORPORATION
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                       [DETROIT DIESEL CORPORATION LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

      DATE:  TUESDAY, APRIL 27, 1999
      TIME:  9:30 AM EASTERN DAYLIGHT TIME
  LOCATION:  DETROIT DIESEL CORPORATION
             13400 OUTER DRIVE, WEST
             DETROIT, MICHIGAN USA

To Detroit Diesel Stockholders,

     We invite you to attend our 1999 Annual Meeting of Stockholders next month at our world headquarters in Detroit. At this meeting, you and the other stockholders will be able to vote on the following proposals, together with any other business that may properly come before the meeting:

          1. Elect three directors to three-year terms on the Board of Directors. The board has nominated for re-election Dr. Eckhard Cordes, William E. Hoglund and Roger S. Penske, all current directors.

          2. Approve the Detroit Diesel Corporation 1998 Stock Incentive Plan. The board has approved the plan, subject to stockholder approval.

          3. Ratify the board's appointment of Deloitte & Touche LLP as the company's independent auditors for fiscal year 1999. Deloitte & Touche LLP served in this same capacity in fiscal 1998, with the stockholders' approval.

     You may vote on these proposals in person or by proxy. (See the attached proxy statement for more details on voting by proxy.) If you cannot attend the meeting, we urge you to complete and return the enclosed proxy promptly in the enclosed self-addressed, stamped envelope, so that your shares will be represented and voted at the meeting in accordance with your instructions. Of course, if you attend the meeting, you may withdraw your proxy and vote your shares. Only stockholders of record at the close of business on March 15, 1999, will be entitled to vote at the meeting or any adjournment thereof.

                                          By order of the Board of Directors

                                          MARY LOU PERNICANO
                                          Secretary

Detroit, Michigan

March 29, 1999

                                    CONTENTS

INTRODUCTION................................................      1
  This Proxy Solicitation...................................      1
  The Annual Meeting........................................      1
  Stockholders..............................................      1
VOTING......................................................      2
  How to Vote Your Shares...................................      2
  How to Vote under 401(k) Plans............................      2
  Where to Find Voting Results..............................      2
PROPOSALS...................................................      3
  Election of Directors.....................................      3
  Approval of 1998 Stock Incentive Plan.....................      3
  Approval of Independent Auditors..........................      6
  Other Matters.............................................      6
BOARD OF DIRECTORS..........................................      7
  Directors Continuing in Office............................      7
  Meetings and Committees...................................      8
  Director Compensation.....................................      8
  Compensation Committee Interlocks and Insider
     Participation..........................................      8
  Section 16(a) Beneficial Ownership Reporting Compliance...      8
EXECUTIVE COMPENSATION......................................      9
  Salary and Bonus..........................................      9
  Stock Options.............................................      9
  Other Compensation and Benefits...........................      9
  Compensation Committee Report on Executive Compensation...     10
CERTAIN STOCKHOLDERS........................................     12
  Diesel Project Development and Its Affiliates.............     12
  Penske Corporation and Its Affiliates.....................     12
Appendix A -- Performance Graph.............................     14
Appendix B -- Detroit Diesel 1998 Stock Incentive Plan......     15
Appendix C -- Stockholdings.................................     28
Appendix D -- Executive Compensation........................     30

                           DETROIT DIESEL CORPORATION
                            13400 OUTER DRIVE, WEST
                          DETROIT, MICHIGAN 48239-4001

                                PROXY STATEMENT
                            ------------------------

                                                                  March 29, 1999

                                  INTRODUCTION

     The Board of Directors is soliciting your proxy to encourage your participation in the voting at the Annual Meeting and to obtain your support on each of the proposals. You are invited to attend the Annual Meeting and vote your shares directly. However, even if you do not attend, you may vote by proxy, which allows you to direct another person to vote your shares at the meeting on your behalf.

THIS PROXY SOLICITATION

     There are two parts to this solicitation: the proxy card and this proxy statement. The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

     This proxy statement provides you with a variety of information on the proposals and other matters that you may find useful in determining how to vote. It is divided into five sections following this Introduction:

- "Voting", page 2.
- "Proposals", page 3.
- "Board of Directors", page 7.
- "Executive Compensation", page 9.
- "Certain Stockholders", page 12.


     We have supplemented these sections with tables and other information, all of which appears in the appendixes, beginning on page 14. For your reference, a table showing the performance of the company's stock over the past four years is included in Appendix A.


     The company will pay for soliciting these proxies. The company's directors, officers and employees may solicit proxies in person or by telephone or by mail, telecopy, telegraph or letter. The company has also retained ChaseMellon Shareholder Services, L.L.C. to assist in distributing proxy solicitation materials and soliciting proxies at a cost of approximately $3,500, plus reasonable out-of-pocket expenses. The company will reimburse brokers and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of stock held of record by them.

THE ANNUAL MEETING

     As shown in the Notice of Annual Meeting, the Annual Meeting will be held on Tuesday, April 27, 1999, at our world headquarters in Detroit, Michigan. The company's bylaws require that a majority of the company's common stock be represented at the Annual Meeting, whether in person or by proxy, in order to transact business.

     Abstentions and broker non-votes will be counted in determining whether or not there is a quorum at the Annual Meeting. Abstentions will also be counted when tabulating the votes cast on the proposals (other than the election of directors), but broker non-votes will not be.

     Representatives of Deloitte & Touche LLP, the company's independent auditors, are expected to be present at the Annual Meeting. They will have the opportunity to make a statement at the meeting if they desire to do so and are expected to be available to respond to appropriate questions.

     There were no stockholder proposals submitted for the Annual Meeting. The company must receive stockholder proposals for the 2000 Annual Stockholders Meeting at its principal executive offices by November 23, 1999.

STOCKHOLDERS

     On March 15, 1999, the Company had issued and outstanding 24,703,566 shares of common stock and there were approximately 2,500 stockholders. Based on the latest information provided to the company, Penske Corporation beneficially owns approximately 46% of the company's outstanding common stock, Diesel Project Development, Inc. beneficially owns approximately 20%, and Husic Capital Management beneficially owns approximately 5%.

                                     VOTING

     You are entitled to one vote at the Annual Meeting for each share of the company's common stock that you owned of record at the close of business on March 15, 1999. The number of shares you own (and may vote) is listed at the top of the back of the proxy card.

HOW TO VOTE YOUR SHARES

     You may vote your shares at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting, and obtain and submit a ballot, which will be provided at the meeting. To vote by proxy, you must complete and return the enclosed proxy card.

     The proxy card is fairly simple to complete, with specific instructions right on the card. By completing and submitting it, you will direct the designated persons (known as "proxies") to vote your shares at the Annual Meeting in accordance with your instructions. The board has appointed Roger S. Penske and Robert E. Belts to serve as the proxies for the Annual Meeting.

     Your proxy will be valid only if you sign, date and return it before the Annual Meeting. If you complete all of the proxy card except the voting instructions, then the designated proxies will vote your shares for the election of the nominated directors, for the approval of the Detroit Diesel Corporation 1998 Stock Incentive Plan and for the ratification of the company's independent auditors. If any nominee for election to the board is unable to serve, which is not anticipated, or if any other matters properly come before the meeting, then the designated proxies will vote your shares in accordance with their best judgment.

     You may revoke your proxy at any time before it is exercised by any of the following means:

- Notifying the company's Secretary in writing.
- Submitting a later dated proxy.
- Attending the Annual Meeting and voting. Your attendance at the Annual Meeting will not by itself revoke a proxy; you must vote your shares.

HOW TO VOTE UNDER 401(K) PLANS

     If you are a company employee participating in any of the company's 401(k) plans, then you may be receiving this material because of shares held for you in the plan. In that case, you may use the enclosed proxy card to instruct the plan trustees how to vote those shares. The trustees will vote the shares in accordance with your instructions and the terms of the plan.

     The plan trustees may vote the shares held for you even if you do not direct them how to vote. The trustees will vote any shares for which they do not receive instructions in the same proportion as they vote the shares for which they receive instructions.

WHERE TO FIND VOTING RESULTS

     The company will publish the voting results in its Form 10Q for the first quarter of 1999, which it will file with the Securities and Exchange Commission in May 1999. You will also find the results in the investor information section of the company's home page on the World Wide Web (www.detroitdiesel.com).

                                   PROPOSALS

     The board has nominated three current directors -- Dr. Eckhard Cordes, William E. Hoglund and Roger S. Penske -- for new, three-year terms and recommends that you vote for their re-election. In addition, the board has approved the Detroit Diesel Corporation 1998 Stock Incentive Plan and recommends that you vote for approval of the plan. The board has approved Deloitte & Touche LLP as the company's independent auditors for fiscal year 1999 and recommends that you vote for their ratification.

ELECTION OF DIRECTORS

     The first proposal on the agenda for the Annual Meeting will be electing three directors to serve as Class III directors for three-year terms beginning at this Annual Meeting and expiring at the 2002 Annual Stockholders Meeting. (For a description of the three classes of directors, see the "Board of Directors" section beginning on page 7.) The three nominees receiving the greatest number of votes cast will be elected.

     The Board of Directors has nominated Dr. Eckhard Cordes, William E. Hoglund and Roger S. Penske for re-election as Class III directors. The following is a brief biography of each nominee. You will find information on their holdings of the company's stock in Appendix B.

     DR. ECKHARD CORDES is 48 years old. He has been a director of the company since March 1997, and his current term as a Class III director expires in 1999. Dr. Cordes is a Member of the DaimlerChrysler Board of Management, responsible for Corporate Development and Information Technology. Before that, he was a Senior Vice President, Corporate Development of Daimler-Benz AG from 1995 to 1996; and Senior Vice President, Controlling, Corporate Planning and M&A of AEG AG, a Daimler-Benz affiliate, from 1991 to 1994.

     WILLIAM E. HOGLUND is 64 years old. He has been a director of the Company since 1990, and his current term as a Class III director expires in 1999. Mr. Hoglund retired as Executive Vice President of General Motors Corporate Affairs and Staff Support Group in December 1994, a position he had held since the group was established in November 1992. Before that, Mr. Hoglund was Executive Vice President and Chief Financial Officer of General Motors from April 1992 to November 1992. He had served as Executive Vice President of General Motors since August 1988. Mr. Hoglund is also a member of the Boards of Directors of the Mead Corporation, as well as the Sloan Foundation.

     ROGER S. PENSKE is 62 years old. He has been Chairman and a director of the company since its organization in 1987, and his current term as a Class III director expires in 1999. Mr. Penske is also Chairman of the Board and Chief Executive Officer of Penske Corporation. Penske Corporation is a privately-owned diversified transportation services company which (among other things) holds, through its subsidiaries, interests in a number of businesses, including Penske Truck Leasing Co., L.P., Penske Motorsports, Inc., and Diesel Technology Company. Mr. Penske is also a member of the Boards of Directors of General Electric Company, Penske Motorsports, Inc., Gulfstream Aerospace Corporation and Delphi Automotive Systems Corporation.

     The Board of Directors recommends that you vote FOR the election of Dr. Eckhard Cordes, William E. Hoglund and Roger S. Penske.

APPROVAL OF 1998 STOCK INCENTIVE PLAN

     The next proposal on the agenda will be approving the Detroit Diesel Corporation 1998 Stock Incentive Plan. The plan was approved by the board of directors on October 27, 1998, although it will not be implemented until approved by the stockholders. Such approval requires that a majority of the shares represented at the meeting are voted in favor of the proposal.

     The board of directors believes that the 1998 plan is necessary for the company to attract, retain and motivate key employees. The company previously used the 1993 Stock Incentive Plan to achieve these goals. However, because there are no more shares available for granting awards under the 1993 plan, the 1998 plan is intended to replace the 1993 plan. The board of directors recommends approval of the 1998 plan so that the company may continue to motivate selected key employees to meet the company's long-range objectives and to enable the company to compete with other major corporations in securing and retaining key employees.

     The 1998 plan is attached as Appendix B to this proxy statement. The following description of the 1998 plan is intended merely as a summary of its principal features and is qualified in its entirety by reference to the provisions of the 1998 plan.

     GENERAL

     Common Stock Available Under 1998 Plan. The company has reserved 1,200,000 shares of its common stock for issuance under the 1998 plan, however that number is subject to adjustment for certain changes in the company's structure or capitalization (such as stock splits, combinations, etc.) that affect the number of shares of common stock outstanding. No awards have yet been issued under the 1998 plan. The closing price of common stock on the New York Stock Exchange on March 15, 1999 was $21.75.

     Administration. The 1998 plan is administered by a committee composed of those members of the board's Compensation Committee who are "non-employee directors" (as defined in Rule 16b-3(b)(3) under the Securities Exchange Act of 1934) and "outside directors" (as defined in Treasury Regulation Section 1.162-27(e)(3)). If there are not at least two such members, then the entire board serves as the committee for purposes of the 1998 plan.

     Types of Awards. Under the 1998 plan, the committee may award stock options, stock appreciation rights, restricted stock, common stock and deferred stock.

     Eligibility. The committee selects key employees of the company and its subsidiaries who will be eligible to receive awards under the 1998 plan and approves awards to these key employees based upon their contribution to the achievement of the company's objectives and other relevant matters. Because the awards will be entirely within the discretion of the committee, it is not possible to list the employees to whom awards will be granted under the 1998 plan, or the amount of the awards. There are approximately 80 key employees currently eligible to receive awards under the 1998 plan.

     STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     Terms of Options and Stock Appreciation Rights. The committee may award incentive stock options (as described under Section 422 of the Internal Revenue
Code) and nonqualified stock options. Incentive stock options offer key employees certain tax advantages that are not available under nonqualified stock options. The committee determines the terms of the option awards, including the amount, exercise price, vesting schedule and term. However, the option term may not exceed ten years, and the per share exercise price may not be less than the fair market value of a share of common stock on the date the option is granted.

     When a key employee terminates employment, his or her option may expire before the end of the option term. For example, if the key employee's employment ends for a reason other than cause, retirement or disability, the key employee's options remain exercisable for up to three months after termination of employment.

     A key employee may pay the exercise price of an option in cash or its equivalent. Also, if permitted by the committee, a key employee may pay the exercise price by surrendering common stock he or she holds, by surrendering shares covered by the option or through the use of a stockbroker.

     The committee may also grant stock appreciation rights in tandem with stock options. These rights entitle key employees to receive cash instead of the shares that they could otherwise acquire upon exercising the related stock option. The cash amount will not exceed the difference between the fair market value of the shares subject to the option on the day before exercise and the option price of the shares. The related stock option terminates if an employee exercises his or her stock appreciation right. Conversely, a stock appreciation right terminates if the related stock option is exercised.

     The committee may not in any calendar year grant to any employee options or stock appreciation rights representing more than 100,000 shares of common stock. This limit is subject to adjustment for certain changes in the company's structure or capitalization that affect the number of shares of common stock outstanding.

     Federal Income Tax Consequences. The company has been advised that the federal income tax consequences of granting and exercising stock options and stock appreciation rights under the 1998 plan are as follows (based on January 1, 1999 federal tax laws and regulations):

     The grant of an option or a stock appreciation right does not result in federal income tax consequences for the employee or a deduction for the company.

     When an option is exercised, the federal income tax consequences depend on whether the option is an incentive stock option or a nonqualified stock option. A key employee exercising a nonqualified stock option will recognize ordinary income equal to the difference between the fair market value of the shares exercised (on the date of exercise) and the option price.

     A key employee will not recognize taxable income as a result of acquiring shares by exercising an incentive stock option. The difference between the fair market value of the exercised shares on the date of exercise and the exercise price will, however, generally be treated as an item of adjustment for purposes of alternative minimum taxable income. If the key employee holds the shares he receives on exercise of an incentive stock option for a required period of time, the key employee will have a capital gain (or loss) when the shares are later sold. If the key employee does not hold the shares for the required period of time, the key employee will generally have ordinary income when the shares are sold.

     A key employee will recognize ordinary income upon exercising a stock appreciation right equal to the cash payable upon exercise.

     When a key employee recognizes ordinary income on the exercise of a nonqualified stock option or stock appreciation right (or the sale of stock acquired on exercise of an incentive stock option), the company is generally entitled to a deduction in the same amount. Certain requirements, such as reporting the income to the IRS, must be met for the deduction to be allowable. Also, for the chief executive officer and the four other highest compensated officers, the company's deduction may be contingent upon shareholder approval of the 1998 plan, and the award being made by "outside directors."

     RESTRICTED STOCK

     The committee may make restricted stock awards to key employees. A restricted stock award is an award of common stock that is subject to certain restrictions during a specified period, such as an employee's continued employment with the company or the company achieving certain financial goals. The company holds the shares during the restriction period, and the key employee cannot transfer the shares before termination of that period. The key employee, is, however, entitled to vote the shares and receive any dividends during the restriction period.

     COMMON STOCK

     The committee may also award common stock to key employees without restrictions to recognize outstanding achievements or as a supplement to restricted stock awards when the company's performance exceeds established financial goals.

     DEFERRED STOCK

     The committee may also grant stock awards to employees on a deferred basis, entitling key employees to receive a specified number of shares upon termination of employment. During the deferral period, key employees receive cash payments instead of dividends on the shares of deferred stock as if they actually owned such shares.

     MISCELLANEOUS

     Transferability. Awards under the 1998 plan are not transferable, except by will or under the laws of descent and distribution. However, the committee has the authority to permit a key employee to transfer nonqualified stock options and stock appreciation rights. If any transfers of nonqualified stock options are permitted, the committee intends to allow transfers only to members of a key employee's immediate family (or a trust or partnership for the benefit of immediate family members).

     Acceleration of Vesting/Restriction Period. The committee may, in its discretion, accelerate the date on which options or stock appreciation rights may be exercised, and may accelerate the date of termination of the restrictions applicable to a restricted stock award, if it determines that to do so would be in the best interests of the company and the participants in the 1998 plan.

     Change in Capitalization. If there is a change in the company's capitalization that affects its outstanding common stock, the aggregate number of shares subject to options and deferred stock awards, together with the option exercise price, will be adjusted by the committee, as described in the 1998 plan.

     Change in Control. Upon a change in control of the company, all outstanding options and stock appreciation rights will become immediately and fully exercisable, and all restrictions on restricted stock will immediately lapse. In addition, certain key employees will be entitled, for a period following the change of control, to surrender their unexercised options or stock appreciation rights for cash equal to the difference between the fair market value (as defined in the 1998 plan) of the common stock and the exercise price. Under certain circumstances, the accelerated vesting or exercise of options or stock appreciation rights, or the accelerated lapse of restrictions on restricted stock, in connection with a change in control, might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of federal tax law. In such cases, the key employee may be subject to a 20% excise tax and the company may be denied a tax deduction.

     Amendment/Termination of 1998 Plan. The board of directors may amend, suspend or terminate the 1998 plan, but, without stockholder approval, cannot, among other things, increase the number of shares of common stock issuable under incentive stock options (except in the case of recapitalization, stock split, or similar event), or change the class of employees who may receive incentive stock options under the 1998 plan.

     The Board of Directors recommends that you vote FOR the approval of the 1998 Stock Incentive Plan.

APPROVAL OF INDEPENDENT AUDITORS

     The next proposal on the agenda for the Annual Meeting will be ratifying the board's appointment of Deloitte & Touche LLP as the company's independent auditors for fiscal year 1999.

     Deloitte & Touche LLP served in this capacity for fiscal 1998, and has reported on the company's 1998 consolidated financial statements. The Audit Committee recommended to the board that Deloitte & Touche LLP be reappointed for fiscal year 1999.

     The Board of Directors recommends that you vote FOR the ratification of Deloitte & Touche LLP as the company's independent auditors for fiscal year 1999.

OTHER MATTERS

     Neither the company nor its directors intend to bring before the Annual Meeting any matters other than the election of the three directors, the approval of the 1998 Stock Incentive Plan and the ratification of the company's independent auditors. Also, they have no present knowledge that any other matters will be presented by others for action at the meeting.

                               BOARD OF DIRECTORS

     The Board of Directors consists of eleven directors divided into three classes (Class I, Class II and Class III) serving staggered three-year terms. The Class III directors are up for election at the Annual Meeting, and the nominees for election are all currently Class III directors.

DIRECTORS CONTINUING IN OFFICE

     The Class I and II directors will continue in office following this Annual Meeting, and their terms will expire in 2000 (Class I) or 2001 (Class II). The following are brief biographies of each of these directors. You will find information on their holdings of the company's stock in Appendix C.

     JOHN E. DODDRIDGE is 58 years old. He has been a director of the company since January 1994, and his current term as a Class II director expires in 2001. Mr. Doddridge is the Chairman and Chief Executive Officer of Intermet Corp., a publicly-traded metal casting company. He was, from November 1992 to October 1994, the Vice Chairman of the Board of Directors and Chief Executive Officer of Magna International, Inc., a publicly-traded manufacturer of technologically-advanced automotive components, assemblies and systems. Mr. Doddridge was President, North American Operations of Dana Corporation from April 1989 to November 1992. Mr. Doddridge is also a member of the Board of Directors of Standard Products Co.

     GARY G. JACOBS is 57 years old. He has been a director of the company since January 1994, and his current term as a Class I director expires in 2000. He is the President and Chief Executive Officer of Laredo National Bancshares, Inc. (a bank holding company) and Chairman of The Laredo National Bank.

     LUDVIK F. KOCI is 62 years old. He has been a director of the company since its organization in 1987, and his current term as a Class II director expires in 2001. Mr. Koci has been Vice Chairman of the company since November 1997. Before that, he had been President and Chief Operating Officer of the company from 1989 to 1997 and Executive Vice President from the company's organization in 1987 to 1989. Prior to the company's commencement of operations in January 1988, Mr. Koci had been employed by General Motors since 1954. Mr. Koci is also a member of the Board of Directors of Wabash National Corporation.

     DR. KURT J. LAUK is 52 years old. He has been a director of the company since 1996, and his current term as a Class II director expires in 2001. Dr. Lauk is the Head of the Commercial Vehicle Division of DaimlerChrysler and a Member of its Board of Management. Before that, he was a member of the Board of Management of VEBA, AG, Dusseldorf, responsible for finance and controlling, from 1992 to 1996, and Deputy President of AUDI AG, Ingolstadt, responsible for finance, business management and marketing, from 1989 to 1992.

     TIMOTHY D. LEULIETTE is 49 years old. He has been a director and Vice Chairman of the company since 1996, and his current term as a Class I director expires in 2000. Before that, Mr. Leuliette had been President and Chief Executive Officer of ITT Automotive, Inc., and Senior Vice President of ITT Industries, Inc., since 1991, and was President and Chief Executive Officer of Siemens Automotive, L.P. from 1988 to 1991. Mr. Leuliette is also a director and the President and Chief Operating Officer of Penske Corporation. Mr. Leuliette is a director of the Detroit Branch of The Federal Reserve Bank of Chicago. His other affiliations have been with the Leukemia Society of America, Children's Center, Vision 2000, Arthritis Foundation and Junior Achievement.

     CHARLES G. MCCLURE is 45 years old. He has been President of the company since August 1997 and a director since November 1997, and his current term as a Class II director expires in 2001. Before that, Mr. McClure had been President, and previously Vice President and General Manager, of The Americas Division of Johnson Controls, Inc. from 1995 to 1997, and Vice President and Managing Director of Johnson Controls' Automotive Systems Groups' Europe Operations from 1992 to 1995. Mr. McClure is also a director of Williams Controls, Inc.

     JOSEPH F. WELCH is 64 years old. He has been a director of the company since January 1994, and his current term as a Class I director expires in 2000. He is the Chairman and Chief Executive Officer of The Bachman Company, a producer of snack foods.

     R. JAMISON WILLIAMS, JR. is 57 years old. He has been a director of the company since 1988, and his current term as a Class I director expires in 2000. He is a shareholder in the law firm of Williams, Williams, Ruby & Plunkett, P.C., in Birmingham, Michigan. He is also a director of Price Manufacturing, Inc., a Canadian bedding manufacturer. Before February 1999, Mr. Williams beneficially owned approximately 19% of the outstanding common stock of Atlantic Detroit Diesel-Allison, Inc., an authorized Detroit Diesel distributor which in 1999 purchased from the company approximately $25 million of products and received from the company approximately $8 million for the performance of warranty services.

MEETINGS AND COMMITTEES

     During 1998, the Board of Directors held five meetings and took action by written consent twice in lieu of additional meetings.

     The Board of Directors has a standing Audit Committee, consisting of Gary
G. Jacobs (Chairman), Joseph F. Welch and R. Jamison Williams, Jr. During 1998, the Audit Committee held three meetings. The duties of the Audit Committee are generally:

- to recommend to the board independent auditors to audit annually the company's books and records,
- to review the activities and the reports of the company's independent auditors, and
- to report the results of its review to the board.

The Audit Committee also periodically reviews the activities of the company's internal audit staff and the adequacy of the company's internal controls.

     The board also has a standing Compensation Committee, consisting of John E. Doddridge (Chairman), William E. Hoglund, Dr. Eckhard Cordes and Dr. Kurt J. Lauk. During 1998, the Compensation Committee held two meetings. The duties of the Compensation Committee are generally:

- to recommend to the board the remuneration arrangements for senior management and directors,
- to recommend to the board compensation plans in which officers or directors are eligible to participate, and
- to grant awards under the company's stock incentive plan.

     The company has no nominating committee.

     Dr. Eckhard Cordes and Dr. Kurt J. Lauk each missed two board meetings and one Compensation Committee meeting.

DIRECTOR COMPENSATION

     Directors who are not employees of the company or DaimlerChrysler receive directors' fees of $25,000 per year, plus $1,000 per day of attendance at committee or other meetings relating to company business (other than for a day on which there is a board meeting). These directors may elect to defer their compensation under the company's Deferred Compensation Plan for Directors, a non-qualified benefits plan for non-employee directors, into a cash account or a unit account. Amounts deferred into a unit account are allocated based on the price of the company's common stock at the time of deferral, and the value of this account is directly related to the performance of the company's common stock. In addition, the company reimburses its directors for expenses, including travel, they incur in connection with attending meetings.

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION

     During 1998, the Compensation Committee consisted of John E. Doddridge, William E. Hoglund, Eckhard Cordes and Kurt J. Lauk. Dr. Cordes is a Member of the DaimlerChrysler Board of Management, responsible for Corporate Development and Information Technology. Dr. Kurt J. Lauk is the Head of the Commercial Vehicle Division of DaimlerChrysler and a Member of its Board of Management. You will find more information regarding certain relationships between the company and Diesel Project Development, and its affiliates (including DaimlerChrysler), in the "Certain Stockholders" section beginning on page 12.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Calvin C. Sharp, Senior Vice President-Administration, filed an annual statement of changes in beneficial ownership on Form 5 with the Securities and Exchange Commission, which relates to an acquisition in 1998 that was not previously reported.

                             EXECUTIVE COMPENSATION

     This section provides summary information regarding the compensation of Roger S. Penske, Chairman, and the four most highly compensated officers other than Mr. Penske: Ludvik F. Koci, Vice Chairman; Timothy D. Leuliette, Vice Chairman; Charles G. McClure, President and Robert R. Allran, Executive Vice President-Operations.

     This section also includes a report of the board's Compensation Committee (see page 10), which discusses the general compensation principles used by the committee for senior executive officers, as well as the specific factors used to determine Mr. Penske's compensation.

SALARY AND BONUS

     Messrs. Penske, Koci, Leuliette, McClure and Allran did not have their salaries reviewed or increased in 1998. This is consistent with the company's compensation principles for executive officers, since their salaries had been reviewed in late 1997. Messrs. Penske, Koci, Leuliette, McClure and Allran received bonuses for 1998. You will find additional information regarding this group's salaries and bonuses in Appendix C.

STOCK OPTIONS

     Messrs. Penske, Koci, Leuliette, McClure and Allran each received options during 1998. You will find additional information regarding options held by this group of executive officers in Appendix C.

OTHER COMPENSATION AND BENEFITS

     This group of executive officers receives medical, group life insurance and other benefits (including matching contributions under the company's 401(k) plans) that are available generally to all of the company's salaried employees. They also participate in the company's salaried employees pension plan, which is qualified under Section 401(a) of the Internal Revenue Code, and receive certain other perquisites. In addition, the named executive officers are eligible to defer their bonuses under the Deferred Compensation Plan for Executive Officers, a non-qualified benefits plan for designated executive officers, into a cash account or a unit account. Amounts deferred into a unit account are allocated based on the price of the company's common stock at the time of deferral, and the value of this account is directly related to the performance of the company's common stock.

     You will find additional information regarding the other compensation and benefits in Appendix C.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     In 1998, the Compensation Committee of the Board of Directors was composed of John E. Doddridge (Chairman), Dr. Eckhard Cordes, William E. Hoglund and Dr. Kurt J. Lauk. The board has delegated to this committee oversight of the company's executive compensation program and authority to approve salaries and incentive bonuses for senior executive officers.

          EXECUTIVE COMPENSATION -- PHILOSOPHY AND PROGRAM COMPONENTS

     The company's philosophy is to provide a comprehensive compensation program to attract, retain and reward key members of management who contribute to the company's success and to motivate the management team in the development and execution of current and long-term business strategies and goals. An important cornerstone of this philosophy is the linkage of management goals with stockholders' interests in creating and increasing stockholder value. The company therefore promotes employee ownership of company stock as one of the most effective ways to align this mutual employee and stockholder interest. During 1998, the committee approved stock ownership guidelines for certain key executive officers.

     The three primary components of executive compensation are: base salary, cash bonuses and stock incentives. A combination of stock grants and options had been made available to key employees under the Detroit Diesel Corporation 1993 Stock Incentive Plan. In 1998, the company exhausted the shares available under this plan. As a result, the committee and the board approved the Detroit Diesel Corporation 1998 Stock Incentive Plan. The stockholders will vote on this new plan at the annual meeting. Executives also participate in certain benefit plans available to all salaried employees. Certain senior executives can defer all or a portion of bonus awards to provide them with flexible financial planning. The company believes that a significant portion of the executive officers' compensation should be placed at risk and, in keeping with that objective, a substantial portion of the compensation package is comprised of a performance-based cash bonus. Incentive stock options awarded from time to time under the SIP are another important risk-related compensation element. During 1998, the committee asked the company to study adopting a long-term incentive plan as a component of compensation for senior executive management to further incent such management to increase stockholder value over the long term.

     In 1998, base salaries for senior executive officers were based upon the individual's responsibilities and experience, taking into account, among other things, the individual's initiative, contributions to the company's overall performance, managerial ability and handling of special projects. These same factors are applied by management's Executive Committee, consisting of the Chairman, Vice Chairmen and President, with the assistance of other senior executive officers and the personnel administration department, to establish base salaries for other key management employees. Base salaries for senior executives generally are reviewed every 18 months for possible adjustment, but are not necessarily changed that often. The committee also uses industry comparisons to ensure that the base salaries of the senior executive officers remain competitive in keeping with the objective of retaining key members of management.

     Cash bonuses for the Chairman, Vice Chairmen and President are established by the committee at the beginning of the year based upon a specified percentage of pre-tax earnings. For other key management employees, the committee approved in early 1998 a bonus pool based on the company's profitability during the 1998 calendar year. The calculation of this bonus pool is based on 5% of the company's earnings before interest and taxes. After the close of the year, the bonus pool is divided among the key management employees, including the senior executive officers, based upon each individual's contribution to the company's overall business results, the performance of the product line or functional business area for which the manager or senior executive has direct responsibility, and the attainment of corporate goals. The Compensation Committee reviewed the 1998 bonus awards to the senior executive officers and other key management employees which were recommended by the Executive Committee after subjective performance reviews using the previously mentioned criteria, and the committee approved them without change.

     The stated purpose of the stock incentive plans is to provide financial incentives to selected key management employees of the company and its subsidiaries to promote long-term growth and financial success of that group by
(i) attracting and retaining employees of outstanding ability (ii) strengthening that group's capability to develop, maintain and direct a competent management team, (iii) providing an effective means for that group to acquire an ownership interest in the company, (iv) motivating key employees to achieve long-range performance goals and objectives, and (v) providing incentive compensation competitive with other similar companies. The Compensation Committee administers the stock incentive plan and makes grants under the plan, except that the full board of directors makes grants to senior executive officers who are also directors. All grants under the stock incentive plan are approved by a majority of the members of the committee or the board of directors, as the case may be, who are "disinterested persons" as that term is used in Rule 16b-3 of the Securities and Exchange Commission. Awards under the stock incentive plan can consist of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, unrestricted stock awards and deferred stock awards.

     Grants under the stock incentive plan were made in 1993, 1995, 1996, 1997 and again in 1998. In 1998, the committee awarded a total of 218,500 nonqualified stock options under the plan.

     At various times in the past, the company has adopted certain broad-based employee benefit plans in which the senior executive officers and other key management employees have been permitted to participate, including the salaried employees' pension plan, the salaried employees' 401(k) savings plan with certain matching company contributions, and the life, health and disability benefit plans available to all salaried employees. In 1997, the Compensation Committee approved a Supplemental Executive Retirement Plan designed to restore certain pension benefits lost due to federal limitations on distributions. This plan is an unfunded, nonqualified plan for a limited number of key senior executives designated by the committee. Key management employees also receive a company provided automobile for business and personal use and some senior executives are eligible for certain other perquisites. Other than with respect to common stock held as an investment option under the 401(k) savings plan, benefits under these plans are not directly or indirectly tied to company performance.

CHIEF EXECUTIVE OFFICER COMPENSATION

     As stated above, in late 1997, the committee approved a bonus plan for the chief executive officer and other members of the Executive Committee based on a percentage of the company's 1998 pre-tax earnings. Mr. Penske, the company's Chairman, received a bonus of $633,000 in 1998, which reflects the implementation of this plan.

                                         By the Compensation Committee:

                                         John E. Doddridge (Chairman)
                                         Dr. Eckhard Cordes
                                         William E. Hoglund
                                         Dr. Kurt J. Lauk

                              CERTAIN STOCKHOLDERS

     You will find additional information regarding Penske Corporation and Diesel Project Development, Inc. in Appendix C.

DIESEL PROJECT DEVELOPMENT AND ITS AFFILIATES

     In 1998, the company and its affiliates had business relationships with Diesel Project Development and its affiliates, including DaimlerChrysler, MTU Motoren- und Turbinen-Union Friedrichshafen GmbH, and Freightliner Corporation.

     Under the company's financing agreement with Diesel Project Development, DDC Holdings, Inc. (a subsidiary of Penske Corporation) has agreed to vote for the election to the company's board of a number of nominees designated by Diesel Project Development in proportion to Diesel Project Development's percentage interest in the total number of outstanding shares of the company's stock. One Diesel Project Development nominee will also be a member of the board's Compensation Committee. Diesel Project Development has agreed to vote its shares of the company's stock for DDC Holdings' nominees, consistent with Diesel Project Development's rights to board representation.

     Dr. Eckhard Cordes and Dr. Kurt J. Lauk are the nominees of Diesel Project Development serving on the board pursuant to this voting agreement. Both Dr. Cordes and Dr. Lauk are members of the board's Compensation Committee. Under the financing agreement, Diesel Project Development's consent is required on significant business matters, including the company's business plan, certain debt and equity issuances, acquisitions and major investments, and transactions with affiliates.

     The company paid DaimlerChrysler and its affiliates $1.3 million in 1998 for service parts pursuant to a North American distribution agreement for parts and service for certain Mercedes-Benz industrial diesel engines and other miscellaneous items. In 1998, the company sold approximately $140 million of engines and related parts to DaimlerChrysler and approximately $581 million to Freightliner.

     In 1998, the company paid MTU $61 million for engine blocks for the Series 149 engine, parts for the Series 2000 and 4000 engines, engines and service parts pursuant to an agreement for MTU products and services in North America, and other miscellaneous items, and received from MTU approximately $5 million as reimbursement for warranty services on MTU engines. The company will pay MTU approximately $14 million over the next several years related to the allocation of costs incurred under license agreements for the Series 2000 and Series 4000 engines.

     The company and MTU entered in an agreement in 1996 to design and develop an engine for the United States Marine Corps Advanced Amphibious Assault Vehicle. The company will pay MTU approximately $40 million under the contract through 2001, however, the United States Marine Corps will reimburse the company for all of these amounts. In 1998, the company paid MTU approximately $9 million, all of which has been reimbursed.

PENSKE CORPORATION AND ITS AFFILIATES

     The company and its affiliates had business relationships with Penske Corporation and its affiliates, including Diesel Technology Company, in 1998. The company paid $101 million to Diesel Technology for products. The company also paid approximately $16.4 million in 1998 to Penske Corporation and its affiliates for logistics services, vehicle lease charges, sales incentives, office rent, charges associated with the use of aircraft, the use and acquisition of demonstration products, and for various miscellaneous services. The company rendered miscellaneous services for which it was paid approximately $208,000 in 1998.

     In February 1998, a wholly-owned subsidiary of Detroit Diesel, together with the other members of Davco Manufacturing L.L.C., sold their membership interests in Davco to Truck-Lite, Inc., an affiliate of Penske Capital Partners, L.L.C. The Detroit Diesel subsidiary and another member each received approximately $6.3 million for their interests, while the remaining member received approximately $7.5 million. The differences in price (and other terms related to the sales) were intended to reflect the circumstances under which each member purchased its membership interest and its relative contribution to Davco's operations. Truck-Lite is owned approximately 92% by Penske Capital Partners, which in turn is owned approximately 30% by Penske Corporation.

     In March 1998, the company acquired from Diesel Technology substantially all of the assets used in remanufacturing fuel injection system components for certain Detroit Diesel heavy-duty diesel and alternative fuel engines. The purchase price was approximately $19.5 million. Diesel Technology was, at the time of the transaction, owned approximately 80% by Penske Corporation.

                                          By Order of the Board of Directors

                                          MARY LOU PERNICANO
                                          Secretary
Dated: March 29, 1999

                        APPENDIX A -- PERFORMANCE GRAPH

     The following graph compares the cumulative total return on the company's common stock with the cumulative total return on the New York Stock Exchange Composite Index and the Standard & Poor's Heavy-Duty Trucks & Parts Index. The comparisons in this table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the common stock or the referenced indexes.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
           FOR THE PERIOD FROM DECEMBER 30, 1994 TO DECEMBER 31, 1998

                              [PERFORMANCE GRAPH]

-----------------------------------------------------------------------------------------------------
                                       12/30/94     12/29/95     12/31/96     12/31/97     12/31/98
-----------------------------------------------------------------------------------------------------
    Detroit Diesel Corporation         $100.00      $ 87.14      $107.58      $111.09      $ 96.77
    NYSE Composite Index               $100.00      $131.31      $156.33      $204.11      $237.43
    S&P Heavy-Duty Trucks & Parts
    Index                              $100.00      $103.56      $125.35      $211.45      $171.43
-----------------------------------------------------------------------------------------------------

                                   APPENDIX B

              DETROIT DIESEL CORPORATION 1998 STOCK INCENTIVE PLAN

                        EFFECTIVE DATE: OCTOBER 27, 1998

              DETROIT DIESEL CORPORATION 1998 STOCK INCENTIVE PLAN

                                   ARTICLE I
                           PURPOSE AND EFFECTIVE DATE

     1.1 Purpose. The purpose of the Plan is to provide financial incentives for selected Key Employees of the Detroit Diesel Group, thereby promoting the long-term growth and financial success of the Detroit Diesel Group by (i) attracting and retaining employees of outstanding ability, (ii) strengthening the Detroit Diesel Group's capability to develop, maintain, and direct a competent management team, (iii) providing an effective means for selected Key Employees to acquire and maintain ownership of Detroit Diesel Stock, (iv) motivating Key Employees to achieve long-range performance goals and objectives, and (v) providing incentive compensation opportunities competitive with those of other major corporations.

     1.2 Effective Date. The Plan shall be effective on the date on which it is adopted by the Board; provided, however, that if the Plan is not approved by the Company's stockholders, in the manner described in Treasury Regulation sec.sec.1.162-27(e)(4)(vii) (to the extent that compliance with Section 162(m) of the Code is desired) and 1.422-5, within 12 months after the Effective Date, all Options and SARs granted under this Plan shall be null and void and no additional Options or SARs shall be granted hereunder.

                                   ARTICLE II
                                  DEFINITIONS

     The following words and phrases, as used in the Plan, shall have these meanings:

     2.1 "Award" means, individually or collectively, any Option, SAR, Restricted Stock Award, Unrestricted Stock Award, or Deferred Stock Award.

     2.2 "Board" means the Board of Directors of the Company.

     2.3 "Code" means the Internal Revenue Code of 1986, as amended.

     2.4 "Committee" means those members, not to be less than two, of the Compensation Committee of the Board who are "non-employee directors" and who are also, to the extent compliance with section 162(m) of the Code is desired, "outside directors." For purposes of this Section 2.4, the term "non-employee director" shall have the meaning set forth in Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, or any successor thereto, and the term "outside director" shall have the meaning set forth in Treasury Regulation sec.1.162-27(e)(3), or any successor thereto. In the event a committee comprised solely of two or more "non-employee directors" has not been established, the entire Board shall serve as the Committee for all purposes of the Plan. Each member of the Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company.

     2.5 "Company" means Detroit Diesel Corporation and its successors and assigns.

     2.6 "Deferred Stock Award" means an Award granted under Article VIII.

     2.7 "Detroit Diesel Group" means the Company and all its Subsidiaries on and after the Effective Date.

     2.8 "Detroit Diesel Stock" means common stock of the Company.

     2.9 "Effective Date" means the date the Plan is adopted by the Board.

     2.10 "Fair Market Value" means, as of any specified date, an amount arrived at by a good faith determination of the Committee and shall be (i) the quoted closing price, if there is a market for Detroit Diesel Stock on a registered securities exchange or in an over the counter market, on the date of grant, or
(ii) the weighted average of the quoted closing prices on the nearest date before and the nearest date after the date of grant, if there are no sales on the date of grant but there are sales on dates within a reasonable period both before and after the date of grant, or (iii) the mean between the bid and asked prices, as reported by the National Quotation Bureau on the date of grant, if actual sales are not available during a reasonable period beginning before and ending after the date of grant, or (iv) such other method of determining fair market value as shall be authorized by the Code, or the rules or regulations thereunder, and adopted by the Committee. Where the fair market value of the optioned shares of Detroit Diesel Stock is determined under (ii) above, the average of the quoted closing prices on the nearest date before and the nearest date after the date of grant is to be weighted inversely by the respective numbers of trading days between the selling dates and the date of grant (i.e.,the valuation date), in accordance with Treas. Reg. sec.20.2031-2(b)
(1).

     2.11 "Incentive Stock Option" means an option within the meaning of section 422 of the Code.

     2.12 "Key Employee" means an employee of the Detroit Diesel Group who occupies a responsible executive, professional, or administrative position and who has the capacity to contribute to the success of the Detroit Diesel Group.

     2.13 "Nonqualified Stock Option" means an Option granted under the Plan other than an Incentive Stock Option, and which, except as provided in Section 5.5(a), is so designated in the Stock Option Agreement.

     2.14 "Option" means both a Nonqualified Stock Option and an Incentive Stock Option to purchase Detroit Diesel Stock.

     2.15 "Option Price" means the price at which Detroit Diesel Stock may be purchased under an Option as provided in Section 5.4.

     2.16 "Personal Representative" means the person or persons who, upon the death, disability, or incompetency of a Key Employee, shall have acquired, by will or by the laws of descent and distribution or by other legal proceedings, the right to exercise an Option or the right to any Restricted, Unrestricted, or Deferred Stock Award theretofore granted or made to such Key Employee.

     2.17 "Plan" means the Detroit Diesel Corporation 1998 Stock Incentive Plan.

     2.18 "Restricted Stock" means Detroit Diesel Stock subject to the terms and conditions provided in Article VI.

     2.19 "Restricted Stock Award" means an Award granted under Article VI.

     2.20 "Restriction Period" means a period of time determined under Section
6.2 during which Restricted Stock is subject to the terms and conditions provided in Section 6.3.

     2.21 "SAR" means a stock appreciation right granted under Section 5.8.

     2.22 "Stock Option Agreement" means an agreement entered into between a Key Employee and the Company under Section 5.3.

     2.23 "Subsidiary" means a subsidiary corporation within the meaning of section 424(f) of the Code.

     2.24 "Unrestricted Stock Award" means an Award granted under Article VII.

                                  ARTICLE 111
                                 ADMINISTRATION

     3.1 Committee to Administer. The Plan shall be administered by the Committee. The Committee shall have full power and authority to interpret and administer the Plan, to establish and amend rules and regulations for its administration, and to make such determinations and interpretations under, or in connection with, the Plan as it deems necessary or advisable. The Committee's decisions shall be final and conclusive with respect to the interpretation of the Plan and any Award made under it. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

     A majority of the members of the Committee shall constitute a quorum for the conduct of business at any meeting. The Committee shall act by majority vote of the members present at a duly convened meeting, which may include a meeting by conference telephone call held in accordance with applicable law. Action may be taken without a meeting if written consent thereto is given in accordance with applicable law.

     3.2 Powers of Committee.

     (a) Subject to the provisions of the Plan, the Committee shall have authority, in its discretion, to determine those Key Employees who shall receive an Award, the time or times when such Award shall be made, and the type of Award to be granted, whether an Incentive Stock Option or a Nonqualified Stock Option shall be granted, and the number of shares to be subject to each Option and Restricted, Unrestricted, and Deferred Stock Award.

     (b) An Award may be granted by the Committee to a Key Employee who is a Director of the Company. A Director shall not participate in a vote approving a grant of an Award to himself or herself to the extent prohibited by the laws of the State of Delaware governing corporate self-dealing.

     (c) The Committee shall determine the terms, restrictions, and provisions of the agreement relating to each Award, including the period over which the Award shall vest and such terms, restrictions, and provisions as shall be necessary to cause certain Options to qualify as Incentive Stock Options. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement relating to an Award, in such manner and to the extent the Committee shall determine in order to carry out the purposes of the Plan. The Committee may, in its discretion, accelerate (i) the date on which any Option or SAR may be exercised or (ii) the date of termination of the restrictions applicable to a Restricted Stock Award, if the Committee determines that to do so will be in the best interests of the Company and the Key Employees in the Plan.

                                   ARTICLE IV
                                     AWARDS

     4.1 Awards. Awards under the Plan shall consist of Incentive Stock Options, Nonqualified Stock Options, SARs, Restricted Stock Awards, Unrestricted Stock Awards, and Deferred Stock Awards. All Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Committee deems appropriate. Awards under a particular section of the Plan need not be uniform and Awards under two or more sections may be combined in one agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Key Employee.

     4.2 Eligibility for Awards. An Award may be made to any Key Employee selected by the Committee. In making this selection and in determining the form and amount of the Award, the Committee may give consideration to the functions and responsibilities of the respective Key Employee, his or her present and potential contributions to the success of the Detroit Diesel Group, the value of his or her services to the Detroit Diesel Group, and such other factors deemed relevant by the Committee.

     4.3 Shares Available Under the Plan. The Detroit Diesel Stock to be offered under the Plan pursuant to Awards may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable. No more than 1,200,000 shares of Detroit Diesel Stock shall be issuable upon exercise of Options, SARs or pursuant to Restricted, Unrestricted or Deferred Stock Awards granted under the Plan; provided, however, that the maximum number of shares of Detroit Diesel Stock with respect to which Options or SARs may be granted to any Key Employee in any calendar year shall not exceed 100,000. However, both limits in the preceding sentence shall be subject to adjustment under Section 9.2.

     Any shares of Detroit Diesel Stock subject to an Option which for any reason is cancelled (excluding shares subject to an Option cancelled upon the exercise of a related SAR) or terminated without having been exercised or any shares of Restricted Stock which are forfeited, shall again be available for Awards under the Plan; provided, however, that (i) if an Option or SAR is cancelled, the shares of Detroit Diesel Stock covered by the cancelled Option or SAR shall be counted against the maximum number of shares for which Options and SARs may be granted or awarded to any Key Employee, and
(ii) if the Option Price (or base amount on which an SAR is calculated) is reduced after the date of grant (or award), the transaction shall be treated as a cancellation of an Option (or SAR) and the grant of a new Option (or the award of a new SAR) for purposes of counting the maximum number of shares for which Options and SARs may be granted to any Key Employee. Shares subject to an Option cancelled upon the exercise of an SAR shall not again be available for Awards under the Plan.

                                   ARTICLE V
                  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     5.1 Award of Stock Options. The Committee may, from time to time, subject to Section 3.2(b) and other provisions of the Plan and such terms and conditions as the Committee may prescribe, award Incentive Stock Options and Nonqualified Stock Options to any Key Employee. Awards of Incentive Stock Options and Nonqualified Stock Options shall be separate and not in tandem. No Incentive Stock Option shall be granted under the Plan on or after the tenth anniversary of the Effective Date of the Plan.

     5.2 Period of Option.

     (a) Unless otherwise provided in the related Stock Option Agreement, an Option granted under the Plan shall be exercisable only after twelve months have elapsed from the date of grant. After the twelve-month waiting period (or such other period specified in the Stock Option Agreement), the Option may be exercised at any time during the term of the Option, in whole or in installments, as specified in the related Stock Option Agreement, upon fulfillment of such other conditions (if any) as the Committee may specify in the related Stock Option Agreement. Subject to Section 5.6, the duration of each Option shall not be more than ten years from the date of grant.

     (b) Except as provided in Section 5.6, an Option may not be exercised by a Key Employee unless such Key Employee is then, and continually after the Option has been granted, has been an employee of the Detroit Diesel Group.

     5.3 Stock Option Agreement. Each Option shall be evidenced by a Stock Option Agreement, in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve.

     5.4 Option Price, Exercise and Payment. The Option Price of Detroit Diesel Stock under each Option shall be determined by the Committee but shall be a price not less than the greater of (i) 100 percent of the Fair Market Value of Detroit Diesel Stock or (ii) the par value thereof, at the date such Option is granted, as determined by the Committee.

     Options may be exercised from time to time by giving written notice to the Treasurer of the Company, specifying the number of shares to be purchased. No Option may be exercised for less than 50 shares unless the issue of a lesser number is enough to exhaust the Option. The notice of exercise shall be accompanied by payment in full of the Option Price in cash or its equivalent, provided, however, that if the Committee, in its discretion, so provides in the related Stock Option Agreement, the Option Price may be paid in whole or in part
(i) through the transfer to the Company of shares of Detroit Diesel Stock previously acquired by the Key Employee, provided that if such shares of Detroit Diesel Stock were acquired through the exercise of an Incentive Stock Option and are used to pay the Option Price of an Incentive Stock Option, such shares have been held by the Key Employee for a period of not less than the holding period described in section 422(a)(1) of the Code on the date of exercise, or if such shares of Detroit Diesel Stock were acquired through exercise of a Nonqualified Stock Option or of an option under a similar plan or through exercise of an Incentive Stock Option and are used to pay the Option Price of a Nonqualified Stock Option, such shares have been held by the Key Employee for a period of more than one year on the date of exercise, (ii) through the transfer to the Company of shares of Detroit Diesel

Stock newly acquired by the Key Employee upon exercise of such Option (which shall constitute a disqualifying disposition in the case of an Option which is an Incentive Stock Option), (iii) through the transfer to the Company of any combination of cash or its equivalent, previously acquired shares of Detroit Diesel Stock or newly acquired shares of Detroit Diesel Stock, or (iv) by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option. In no event, however, may Restricted Stock be transferred as payment of the Option Price. In the event such Option Price is paid in whole or in part, with shares of Detroit Diesel Stock, the portion of the Option Price so paid shall be equal to the value, as of the date of exercise of the Option, of such shares. The value of such shares shall be equal to the number of such shares multiplied by the Fair Market Value of such shares on the date of exercise (or the immediately preceding trading day if the date of exercise is not a trading day). The Company shall not issue or transfer Detroit Diesel Stock upon exercise of an Option until the Option Price is fully paid, except that, in the case of an exercise arrangement approved by the Committee and described in
(iv) above, payment may be made as soon as practicable after the exercise. If the related Stock Option Agreement so provides, the Key Employee may satisfy any amount required to be withheld by the Company under applicable federal tax laws in effect from time to time, by electing to have the Company withhold a portion of the shares of Detroit Diesel Stock to be delivered for the payment of such taxes on such terms and conditions as the Stock Option Agreement specifies.

     5.5 Limitations on Incentive Stock Options.

     (a) The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Detroit Diesel Stock with respect to which Incentive Stock Options are exercisable for the first time by a Key Employee during any calendar year (under this Plan and any other plan of the Detroit Diesel Group) shall not exceed one hundred thousand dollars ($100,000). If an Option intended as an Incentive Stock Option is granted to a Key Employee and the Option may not be treated in whole or in part as an Incentive Stock Option pursuant to the $100,000 limitation, the Option shall be treated as an Incentive Stock Option to the extent it may be so treated under the limitation and as a Nonqualified Stock Option as to the remainder. For purposes of determining whether an Incentive Stock Option would cause the limitation to be exceeded, Incentive Stock Options shall be taken into account in the order granted.

     (b) If the Key Employee owns more than ten percent (10%) of the total combined voting power of all shares of stock of the Company or of a Subsidiary at the time an Incentive Stock Option is granted to him or her, the Option price for the Incentive Stock Option shall be not less than the greater of (i) one hundred ten percent (110%) of the Fair Market Value of the optioned shares of Detroit Diesel Stock on the date the Incentive Stock Option is granted, or (ii) the par value thereof, and such Incentive Stock Option, by its terms, shall not be exercisable after the expiration of five (5) years from the date the Incentive Stock Option is granted.

     (c) The conditions set forth in this Section 5.5 shall not apply to Nonqualified Stock Options.

     5.6 Termination of Employment.

     (a) If the employment of a Key Employee with the Detroit Diesel Group is terminated for reasons other than (i) death, (ii) discharge for "Cause," as defined in Section 10.2, or (iii) retirement, the Key Employee may exercise an Option at any time within three months after such termination, to the extent of the number of shares covered by such Option which were purchasable at the date of such termination; provided, however, that an Option shall be so exercisable only until the earlier of the expiration of such three-month period or the expiration date of such Option.

     (b) If the employment of a Key Employee with the Detroit Diesel Group is terminated for Cause, any Options of such Key Employee shall expire and any rights thereunder shall terminate immediately. Any Option of a Key Employee who retires may be exercised at any time within one year of such retirement (within three months of such retirement if the Option is an Incentive Stock Option), to the extent that the number of shares covered by such Option were purchasable at the date of such retirement, except that an Option shall not be exercisable on any date beyond the expiration date of such Option.

     (c) Should a Key Employee die either while in the employ of the Detroit Diesel Group or after termination of such employment but prior to the expiration of the applicable period under Section 5.6(a) or (b), the Option rights of such deceased Key Employee may be exercised by his or her Personal Representative at any time within one year after the Key Employee's death to the extent of the number of shares covered by such Option which were purchasable at the date of such death, except that an Option shall not be so exercisable on any date beyond the expiration date of such Option.

     5.7 Shareholder Rights and Privileges. A Key Employee shall have no rights as a shareholder with respect to any shares of Detroit Diesel Stock covered by an Option until the issuance of a stock certificate to the Key Employee representing such shares.

     5.8 Award of SARs.

     (a) At any time prior to six months before an Option's expiration date, the Committee may award to the Key Employee an SAR related to the Option.

     (b) The SAR shall represent the right to receive payment of an amount not greater than the spread, if any, by which the Fair Market Value of Detroit Diesel Stock on the trading day immediately preceding the date of exercise of the SAR exceeds the greater of (i) the Option Price, or (ii) 100 percent of the Fair Market Value of Detroit Diesel Stock on the date such SAR is awarded (in the event such SAR is awarded on a date other than the date the Option is granted).

     (c) SARs awarded under the Plan shall be evidenced by either the Stock Option Agreement or a separate agreement between the Company and the Key Employee.

     (d) An SAR shall be exercisable only at the same time and to the same extent and subject to the same conditions as the Option related thereto is exercisable, except that the Committee may prescribe additional conditions and limitations on the exercise of any SAR. An SAR shall be transferable only when the related Option is transferable, and under the same conditions. The exercise of an SAR shall cancel the related Option. SARs may be exercised only when the value of a share of Detroit Diesel Stock subject to the related Option exceeds the Option Price. Such value shall be determined in the manner specified in
Section 5.8(b).

     (e) An SAR shall be exercisable only by written notice to the Treasurer of the Company and only to the extent that the related Option is exercisable. However, an SAR shall in no event be exercisable during the first six months of its term, except in the event of death or disability of the Key Employee prior to the expiration of such six-month period.

     (f) All SARs shall automatically be exercised on the last trading day prior to the expiration of the related Option, so long as the value of a share of Detroit Diesel Stock exceeds the Option Price, unless prior to such day the holder instructs the Treasurer otherwise in writing. Such value shall be determined in the manner specified in Section 5.8(b).

     (g) Payment of the amount to which a Key Employee is entitled upon the exercise of an SAR shall be made in cash, Detroit Diesel Stock, or partly in cash and partly in Detroit Diesel Stock. The shares shall be valued in the manner specified in Section 5.8(b).

     (h) Each SAR shall expire on a date determined by the Committee at the time of Award, or, if earlier, upon the termination of the related Option.

                                   ARTICLE VI
                                RESTRICTED STOCK

     6.1 Award of Restricted Stock.

     (a) The Committee may make a Restricted Stock Award to any Key Employee, subject to this Article VI and to such other terms and conditions as the Committee may prescribe.

     (b) Each certificate for Restricted Stock shall be registered in the name of the Key Employee and deposited by him or her, together with a stock power endorsed in blank, with the Company.

     6.2 Restriction Period. At the time of making a Restricted Stock Award, the Committee shall establish the Restriction Period applicable to such Award. The Committee may establish different Restriction Periods from time to time and each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. Restriction Periods, when established for each Restricted Stock Award, shall not be changed except as permitted by Section 6.3.

     6.3 Other Terms and Conditions. Detroit Diesel Stock, when awarded pursuant to a Restricted Stock Award, shall be represented by a stock certificate registered in the name of the Key Employee who receives the Restricted Stock Award. Such certificate shall be deposited with the Company as provided in
Section 6.1(b). The Key Employee shall be entitled to receive dividends during the Restriction Period and shall have the right to vote such Detroit Diesel Stock and all other shareholder's rights, with the exception that (i) the Key Employee will not be entitled to delivery of the stock certificate during the Restriction Period, (ii) the Company will retain custody of the Detroit Diesel Stock during the Restriction Period, (iii) a breach of a restriction or a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award will cause a forfeiture of the Restricted Stock Award. The Committee may, in addition, prescribe additional restrictions, terms, or conditions upon or to the Restricted Stock Award.

     6.4 Restricted Stock Award Agreement. Each Restricted Stock Award shall be evidenced by a Restricted Stock Award Agreement in such form and containing such terms and conditions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve. If the Restricted Stock Award Agreement so provides, the Key Employee may satisfy any amounts required to be withheld by the Company under applicable federal tax laws in effect from time to time, by electing to have the Company withhold a portion of the Restricted Stock Award to be delivered for the payment of such taxes on such terms and conditions as the Restricted Stock Award Agreement specifies.

     6.5 Termination of Employment. The Committee may, in its sole discretion, establish rules pertaining to the Restricted Stock Award in the event of termination of employment (by retirement, disability, death, or otherwise) of a Key Employee prior to the expiration of the Restriction Period.

     6.6 Payment for Restricted Stock. Restricted Stock Awards may be made by the Committee under which the Key Employee shall not be required to make any payment for the Detroit Diesel Stock or, in the alternative, under which the Key Employee, as a condition to the Restricted Stock Award, shall pay all (or any lesser amount than all) of the Fair Market Value of the Detroit Diesel Stock, determined as of the date the Restricted Stock Award is made. If the latter, such purchase price shall be paid in cash as provided in the Restricted Stock Award Agreement.

                                  ARTICLE VII
                  UNRESTRICTED STOCK AWARDS FOR KEY EMPLOYEES

     7.1 Awards of Unrestricted Stock. The Committee may make awards of unrestricted Detroit Diesel Stock to Key Employees in recognition of outstanding achievements or as a supplemental award for Key Employees who receive Restricted Stock Awards when Company performance exceeds the established financial goals.

     7.2 Registration. Each certificate for unrestricted Detroit Diesel Stock shall be registered in the name of the Key Employee and immediately be delivered to him or her.

                                  ARTICLE VIII
                             DEFERRED STOCK AWARDS

     8.1 Deferred Stock Awards.

     (a) The Committee may make a Deferred Stock Award to any Key Employee, which shall give the Key Employee the right to receive a specified number of shares of Detroit Diesel Stock upon his termination of employment, subject to this Article VIII and to such other terms and conditions as the Committee may prescribe.

     (b) Ninety days after the termination of the Key Employee's employment with the Company, the Company shall deliver to the Key Employee the shares of Detroit Diesel Stock specified in the Deferred Stock Award.

     8.2 Cash Payments. From the date of the Deferred Stock Award until the date Detroit Diesel Stock is distributed to the Key Employee pursuant to Section 8.1(b), the Company shall pay to the Key Employee in cash the amount of any dividends to which the Key Employee would be entitled if the Key Employee owned such Detroit Diesel Stock. Such payments shall be made at the same time as dividends are paid by the Company.

     8.3 Deferred Stock Award Agreement. Each Deferred Stock Award shall be evidenced by a Deferred Stock Award Agreement in such form and containing such terms and conditions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve. If the Deferred Stock Award so provides, the Key Employee may satisfy any amounts required to be withheld by the Company upon delivery of Detroit Diesel Stock under applicable federal tax laws in effect from time to time by electing to have the Company withhold a portion of the Restricted Stock Award to be delivered for the payment of such taxes on such terms and conditions as the Deferred Stock Award Agreement specifies.

     8.4 Obligation Unfunded. The Company's obligation to deliver Common Shares and cash to the Key Employee pursuant to this Article VIII shall be unfunded. All such amounts shall be paid from the Company's general assets, and the Key Employee shall have only the rights of a general, unsecured creditor against the Company for any distributions due under this Article VIII.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

     9.1 Transferability. No Incentive Stock Option, share of Restricted Stock or Deferred Stock Award under the Plan shall be transferable by the Key Employee otherwise than by will or, if the Key Employee dies intestate, by the laws of descent and distribution. All Incentive Stock Options, shares of Restricted Stock and Deferred Stock Awards shall be exercisable or received during the Key Employee's lifetime only by such Key Employee or his or her Personal Representative. Except as provided in the Option Agreement, such limits on transfer and exercise shall also apply to Nonqualified Stock Options and SARs. Any transfer contrary to this Section 9.1 shall nullify the Option, SAR, share of Restricted Stock, or Deferred Stock Award.

     If the Key Employee is married at the time of exercise and if the Key Employee so requests at the time of exercise, the certificate or certificates shall be registered in the name of the Key Employee and the Key Employee's spouse, jointly, with right of survivorship.

     9.2 Adjustments Upon Changes in Stock.

     (a) The number of shares of Detroit Diesel Stock which may be issued under the Plan and the maximum number of shares with respect to which Options or SARs may be granted or awarded during a specified period to any Key Employee under the Plan, as stated in Section 4.3 hereof, and the number of shares issuable upon exercise of outstanding Options under the Plan (as well as the Option Price per share under such outstanding Options) or upon termination of employment under a Deferred Stock Award, shall be adjusted, as may be deemed appropriate by the Committee, to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company; provided, however, that no such adjustment shall be made to an outstanding Incentive Stock Option if such adjustment would constitute a modification under Section 424(h) of the Code, unless the Optionee consents to such adjustment.

     (b) In the event of a corporate transaction (such as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), each outstanding Option shall be assumed by the surviving or successor corporation; provided, however, that, in the event of a proposed corporate transaction, the Committee may terminate all or a portion of the outstanding Options if it determines that such termination is in the best interests of the Company. If the Committee decides to terminate outstanding Options, the Committee shall give each Key Employee holding an Option to be terminated not less seven (7) days' notice prior to any such termination by reason of such a corporate transaction, and any such Option which is to be so terminated may be exercised (if and only to the extent that it is then exercisable) up to, and including the date immediately preceding such termination. Further, as provided in Section 3.2(c) hereof the Committee, in its discretion, may accelerate, in whole or in part, the date on which any or all Options become exercisable.

     (c) The Committee also may, in its discretion, change the terms of any outstanding Option to reflect any such corporate transaction, provided that, in the case of Incentive Stock Options, such change is excluded from the definition of a "modification" under section 424(h) of the Code, unless the Optionee consents to the change.

     9.3 Amendment, Suspension, and Termination of Plan.

     (a) The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that any Awards thereunder shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment shall, without approval of the holders of at least a majority of the votes cast at a duly held shareholders' meeting at which a quorum representing a majority of the outstanding shares of the Company is, either in person or by proxy, present and voting on the action, (i) except as provided in Section 9.2, increase the number of shares of Detroit Diesel Stock with respect to which ISOs may be issued under the Plan, (ii) modify the requirements as to eligibility for participation in the Plan with respect to ISOs, (iii) with respect to Options or SARs, modify the material terms of the "performance goal" within the meaning of Treasury Regulation sec.1.162-27(e)(4)(vi) or any successor thereto (to the extent compliance with section 162(m) of the Code is desired), or (iv) extend the date under Section 5.1 as to which Incentive Stock Options may no longer be granted under the Plan. No such amendment, suspension, or termination shall alter or impair any outstanding Options, SARs, shares of Restricted or Unrestricted Stock, or Deferred Stock Awards, without the consent of the Key Employee affected thereby.

     (b) With the consent of the Key Employee affected thereby, the Committee may amend or modify any outstanding Options, SARs, Restricted Stock Awards, or Deferred Stock Awards, in any manner to the extent that the Committee would have had the authority under the Plan initially to award such Options, SARs, Restricted Stock Awards, or Deferred Stock Awards as so modified or amended, including without limitation, to change the date or dates as of which such Options or SARs may be exercised, or to remove the restrictions on shares of Restricted Stock.

     (c) No Award shall be made pursuant to the Plan after the Plan is terminated, but Awards made prior to the termination date may extend beyond that date.

     9.4 Nonuniform Determinations. The Committee's determinations under the Plan, including without limitation, (i) the determination of the Key Employees to receive Awards, (ii) the form, amount, and timing of such Awards, (iii) the terms and provisions of such Awards and (iv) the agreements evidencing the same, need not be uniform and may be made by it selectively among Key Employees who receive, or who are eligible to receive, Awards under the Plan, whether or not such Key Employees are similarly situated.

     9.5 General Restriction. Each Award under the Plan shall be subject to the condition that, if at any time the Committee shall determine that (i) the listing, registration, or qualification of the shares of Detroit Diesel Stock subject or related thereto upon any securities exchange or under any state or federal law, (ii) the consent or approval of any government or regulatory body, or (iii) an agreement by the Key Employee with respect thereto, is necessary or desirable, then such Award shall not become exercisable in whole or in part unless such listing, registration, qualification, consent, approval, or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee. Without limiting the generality of the foregoing, each Key Employee or his legal representative or beneficiary may also be required to give satisfactory assurance that shares purchased upon exercise of an Option are being purchased for investment and not with a view to distribution, and certificates representing such shares may be legended accordingly.

     9.6 No Right To Employment. Neither the action of the Company in establishing the Plan, nor any action taken by it or by the Board or the Committee under the Plan, nor any provision of the Plan, shall be construed as giving to any person the right to be retained in the employ of the Company or any Subsidiary.

     9.7 Governing Law. With respect to any Incentive Stock Options granted pursuant to the Plan and the Stock Option Agreements thereunder, the Plan, such Stock Option Agreements and any Incentive Stock Options granted pursuant thereto shall be governed by the applicable Code provisions to the. maximum extent possible. Otherwise, the laws of the State of Delaware shall govern the operation of, and the rights of Key Employees under, the Plan, the Stock Option Agreements and any Options granted thereunder.

     9.8 Application of Funds. The proceeds received by the Company from the sale of Detroit Diesel Stock pursuant to Options granted under the Plan shall be used for general corporate purposes. Any cash received in payment for shares upon exercise of an Option to purchase Detroit Diesel Stock shall be added to the general funds of the Company and shall be used for its corporate purposes. Any Detroit Diesel Stock received in payment for shares upon exercise of an Option to purchase Detroit Diesel Stock shall become treasury stock.

                                   ARTICLE X
                        CHANGE IN CONTROL OF THE COMPANY

     10.1 Contrary Provisions. Notwithstanding anything contained in the Plan to the contrary, the provisions of this Article X shall govern and supersede any inconsistent terms or provisions of the Plan.

     10.2 Definitions. For purposes of the Plan, the following words and phrases shall have the meanings set forth below.

     (a) Change in Control. "Change in Control" shall mean any of the following events:

          (i) The acquisition in one or more transactions by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding voting securities (the "Voting Securities"), provided, however, that for purposes of this Section l0.2(a)(i), the Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person's Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

          (ii) The individuals who, as of the Effective Date, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company's shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; or

          (iii) Approval by shareholders of the Company of (1) a merger or consolidation involving the Company if the shareholders of the Company, immediately before such merger or consolidation, do not own, directly or indirectly immediately following such merger or consolidation, more than eighty percent (80%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation or (2) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or

          (iv) Acceptance of shareholders of the Company of shares in a share exchange if the shareholders of the Company, immediately before such share exchange, do not own, directly or indirectly immediately following such share exchange, more than eighty percent (80%) of the combined voting power of the outstanding voting securities of the corporation resulting from such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because twenty-five percent (25%) or more of the then outstanding Voting Securities is acquired by (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (2) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the shareholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

Moreover, notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the Outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

     (b) "Cause." "Cause" shall mean the termination of a Key Employee's employment by reason of his or her (i) conviction of a felony or (ii) engaging in conduct which constitutes willful gross misconduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. No act, nor failure to act, on the Employee's part, shall be considered "willful" unless he or she has acted, or failed to act, with an absence of good faith and without a reasonable belief that his or her action or failure to act was in the best interest of the Company.

     (c) "Adjusted Fair Market Value." "Adjusted Fair Market Value" shall mean, in the event of a Change in Control, the greater of (a) the highest price per share of Detroit Diesel Stock paid to holders of the shares of Detroit Diesel Stock in any transaction (or series of transactions) constituting or resulting in a Change in Control or (b) the highest Fair Market Value of a share of Detroit Diesel Stock during the ninety (90) day period ending on the date of a Change in Control.

     10.3 Effect of Change in Control.

     (a) Upon a Change in Control, (i) all Options and SARs outstanding on the date of such Change in Control shall become immediately and fully exercisable and (ii) any Key Employee who may be subject to liability under Section 16(b) of Securities Exchange Act of 1934, as amended, will be permitted to surrender for cancellation for a period of sixty (60) days commencing after the later of such Change in Control or the expiration of six months from the date of grant, any Option or SAR (or portion of an Option or SAR), to the extent not yet exercised and the Key Employee will be entitled to receive a cash payment in an amount equal to the excess, if any, in respect of each Option or SAR surrendered, (1)(I) except as described in clause (II) below, the greater of (x) the Fair Market Value, on the date preceding the date of surrender of the shares subject to the Option or SAR (or portion thereof) surrendered or (y) the Adjusted Fair Market Value of the Shares subject to the Option or SAR (or portion thereof) surrendered or (II) in the case of an Incentive Stock Option or an SAR issued in connection with an Incentive Stock Option, the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Option or SAR (or portion thereof) surrendered, over (2) the aggregate purchase price for such Shares under the Option or SAR.

     (b) Upon a Change in Control, all restrictions upon any shares of Restricted Stock shall lapse immediately and all such shares shall become fully vested in the Key Employee and shall promptly be delivered to the Key Employee.

     10.4 Amendment or Termination. This Article X shall not be amended or terminated at any time if any such amendment or termination would adversely affect the rights of any Key Employee under the Plan, unless a majority of the Key Employees affected by the amendment or termination consent thereto.

     IN WITNESS WHEREOF, DETROIT DIESEL CORPORATION has caused these presents to be duly executed this 29(th) day of October, 1998.

                                          DETROIT DIESEL CORPORATION

                                          By:    /s/ CHARLES G. MCCLURE
                                            ------------------------------------
                                                     Charles G. McClure
                                                       Its: President
Attest:
/s/ MARY LOU PERNICANO
--------------------------------------
Mary Lou Pernicano
Secretary

                          APPENDIX C -- STOCKHOLDINGS

     This Appendix C contains stockholding information for persons known to the company to own five percent or more of the company's common stock, the nominees for election as directors, the directors continuing in office, and the company's executive officers.

     Ownership of the company's common stock is shown in terms of "beneficial ownership." A person generally "beneficially owns" shares if he has either the right to vote those shares or dispose of them. More than one person may be considered to beneficially own the same shares.

     In this proxy statement, unless otherwise noted, a person has sole voting and dispositive power for those shares shown as beneficially owned by him. Shares shown as beneficially owned by the company's executive officers includes shares that they have the right to acquire by exercising options on or before May 15, 1999. The percentages shown in this proxy statement compare the person's beneficially owned shares with the total number of shares of the company's common stock outstanding on March 15, 1999 (24,703,566 shares).

CERTAIN STOCKHOLDERS

     The following table shows the beneficial ownership of the company's common stock as of March 15, 1999, for persons known to the company to own five percent or more of the company's common stock.

                                                                       SHARES
                                                                 BENEFICIALLY OWNED
                                                                ---------------------
                      NAME AND ADDRESS                            NUMBER      PERCENT
                      ----------------                            ------      -------
Penske Corporation..........................................    11,240,000      46%
13400 Outer Drive, West
Detroit, Michigan 48239
Diesel Project Development, Inc. ...........................     4,935,361      20%
1201 North Market Street, 14th Floor
Wilmington, Delaware 19801
Husic Capital Management....................................     1,285,600       5%
555 California Street, Suite 2900
San Francisco, California 94104

     The shares shown in this table as beneficially owned by Penske Corporation may also be considered to be beneficially owned by Roger S. Penske, although Mr. Penske disclaims beneficial ownership. DDC Holdings, Inc., a wholly-owned indirect subsidiary of Penske Corporation, is the record owner of this common stock. Mr. Penske, who may be considered to beneficially own approximately 57% of Penske Corporation's stock, is a director and the chief executive officer of Penske Corporation and DDC Holdings. Mr. Penske also beneficially owns 121,750 shares of the company's common stock. DDC Holdings' address is 1105 North Market Street, Suite 1300, Wilmington, Delaware 19801. Mr. Penske's address is 13400 Outer Drive, West, Detroit, Michigan 48239.

     The shares shown in this table as beneficially owned by Diesel Project Development may also be considered to be beneficially owned by DaimlerChrysler AG, since Diesel Project Development is a wholly-owned indirect subsidiary of DaimlerChrysler. DaimlerChrysler's address is Epplestrasse 225, 70546 Stuttgart, Germany.

     The shares shown in this table as beneficially owned by Husic Capital Management may also be considered to be beneficially owned by Frank J. Husic and Co. (the sole general partner of Husic Capital Management) and Frank J. Husic (the sole shareholder of Frank J. Husic and Co.). The address of Frank J. Husic and Co. and Mr. Husic is 555 California Street, Suite 2900, San Francisco, California 94104.

NOMINEES, CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

     The following table contains stockholding information for the nominees for election as directors, the directors continuing in office, and the company's executive officers.

                                                                                                  SHARES OF
                                                                                                 COMMON STOCK
                                                                                              BENEFICIALLY OWNED
                                                                                   TERM TO    ------------------
                 NAME                  AGE         POSITIONS WITH COMPANY          EXPIRE     NUMBER     PERCENT
                 ----                  ---         ----------------------          -------    ------     -------
                                           NOMINEES FOR ELECTION AS DIRECTORS
    Dr. Eckhard Cordes.............    48     Director                              2002            0        *
    William E. Hoglund.............    64     Director                              2002        2,000        *
    Roger S. Penske................    62     Chairman and Director                 2002      121,750        *
                                              DIRECTORS CONTINUING IN OFFICE
    John E. Doddridge..............    58     Director                              2001        1,000        *
    Ludvik F. Koci.................    62     Vice Chairman and Director            2001      156,393        *
    Dr. Kurt J. Lauk...............    52     Director                              2001            0        *
    Charles G. McClure.............    45     President and Director                2001       13,680        *
    Gary G. Jacobs.................    57     Director                              2000        3,800        *
    Timothy D. Leuliette...........    49     Vice Chairman and Director            2000       38,750        *
    Joseph F. Welch................    64     Director                              2000        1,000        *
    R. Jamison Williams, Jr........    59     Director                              2000        3,100        *
                                                 OTHER EXECUTIVE OFFICERS
                                              Executive Vice President -
    Robert R. Allran...............    56     Operations                              --       53,324        *
                              ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (19 PERSONS)    548,393      2.2%

---------------
* Under 1%.

     The amount shown in this table for Mr. Penske includes 3,000 shares owned by Mr. Penske as custodian for three of his children, but does not include shares for which Mr. Penske disclaims beneficial ownership: 11,240,000 shares owned by DDC Holdings and 1,000 shares owned by his wife. The amounts shown for Dr. Cordes and Dr. Lauk do not include 4,935,361 shares of common stock owned by Diesel Project Development for which each disclaims beneficial ownership.

     For the executive officers, the amounts shown in the table include shares that they have the right to acquire upon exercising options on or before May 15, 1999, as follows: Mr. Penske -- 88,750 shares; Mr. Leuliette -- 38,750 shares; Mr. Koci -- 88,750 shares; Mr. McClure -- 8,750 shares; and Mr. Allran -- 19,500 shares. The executive officers, as a group, have the right to acquire 320,000 shares of the common stock upon exercising options on or before May 15, 1999.

     The amounts shown for Messrs. Koci and Allran also include deferred stock awards (Mr. Koci -- 41,024 shares and Mr. Allran -- 20,512 shares). The deferred stock awards are vested and will be issued to a person 90 days after termination of his employment. Until issued, these persons have no voting or disposition rights on their deferred stock.

                      APPENDIX D -- EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table provides compensation information for the 1998, 1997 and 1996 fiscal years for the company's chief executive officer -- Roger S. Penske -- and the four most highly compensated executive officers other than Mr. Penske -- Ludvik F. Koci, Timothy D. Leuliette, Charles G. McClure and Robert R. Allran. Please note that the information for Mr. Leuliette and Mr. McClure begins with the 1997 fiscal year, since that is the year in which they began to receive compensation from the company.

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                   ANNUAL COMPENSATION                AWARDS
                                           ------------------------------------    ------------
                                                                      OTHER         SECURITIES
                                                                      ANNUAL        UNDERLYING      ALL OTHER
                                 FISCAL     SALARY      BONUS      COMPENSATION      OPTIONS       COMPENSATION
 NAME AND PRINCIPAL POSITION      YEAR       ($)         ($)           ($)             (#)             ($)
 ---------------------------     ------     ------      -----      ------------     ----------     ------------
Roger S. Penske..............     1998     $450,000    $633,000             0         15,000               0
Chairman                          1997     $450,000    $455,000             0         20,000               0
                                  1996     $450,000    $      0             0              0               0
Ludvik F. Koci...............     1998     $435,000    $474,750      $    800         15,000         $10,400
Vice Chairman                     1997     $425,000    $341,000      $119,259         20,000         $10,400
                                  1996     $415,000    $      0      $138,269              0         $ 9,750
Timothy D. Leuliette.........     1998     $440,000    $474,750             0         15,000               0
Vice Chairman                     1997     $425,000    $341,000             0         70,000               0
Charles G. McClure...........     1998     $425,000    $395,620      $ 95,600         15,000         $10,400
President                         1997     $145,208    $325,000             0         20,000               0
Robert R. Allran.............     1998     $260,700    $210,000      $    800          6,000         $10,400
Executive Vice President -        1997     $234,888    $167,000      $ 59,620          6,000         $10,400
Operations                        1996     $215,000    $ 35,000      $ 84,992              0         $ 9,750

     The compensation described in this table does not include medical, group life insurance or other benefits that are available generally to all of the company's salaried employees. It also does not include certain perquisites and other personal benefits, securities or property received by these executive officers, not material in amount.

     The "Salary" column includes salary reduction elections made under the company's 401(k) plan for salaried employees and its flexible benefits plan. The "Other Annual Compensation" column includes for 1998, profit sharing; for 1998 for Mr. McClure, a special incentive payment; for 1996 and 1997 for Messrs. Koci and Allran, reimbursements for taxes associated with the vesting of restricted stock; and for 1996 for Messrs. Koci and Allran, imputed income associated with a company-provided vehicle. The "All Other Compensation" column includes the company's matching contributions under the company's 401(k) plan.

OPTION GRANTS IN FISCAL YEAR 1998

     The following table provides information concerning stock options granted to Messrs. Penske, Koci, Leuliette, McClure and Allran in 1998. This table includes hypothetical gains that would exist for these options assuming annual compounded stock price appreciation of 5% and 10% from the date the options were granted over the full option term. Of course, actual gains, if any, on stock option exercises and stock accruals will depend upon the future performance of the common stock, and there can be no assurance that the amounts reflected in the table will be achieved.

                                                                                                 POTENTIAL
                                                 INDIVIDUAL GRANTS                          REALIZABLE VALUE AT
                           -------------------------------------------------------------       ASSUMED ANNUAL
                                            PERCENT                                                RATES
                                            OF TOTAL                                           OF STOCK PRICE
                            NUMBER OF       OPTIONS                                           APPRECIATION FOR
                            SECURITIES     GRANTED TO                                           OPTION TERM
                            UNDERLYING     EMPLOYEES                                        -------------------
                             OPTIONS       IN FISCAL       EXERCISE                            5%         10%
         NAME              GRANTED (#)        YEAR       PRICE ($/SH)    EXPIRATION DATE      ($)         ($)
         ----              -----------     ----------    ------------    ---------------      ---         ---
Roger S. Penske........       15,000           6.9%         $22.69        April 29, 2008    $214,050    $542,400
Ludvik F. Koci.........       15,000           6.9%         $22.69        April 29, 2008    $214,050    $542,400
Timothy D. Leuliette...       15,000           6.9%         $22.69        April 29, 2008    $214,050    $542,400
Charles G. McClure.....       15,000           6.9%         $22.69        April 29, 2008    $214,050    $542,400
Robert R. Allran.......        6,000           2.7%         $22.69        April 29, 2008    $ 85,620    $216,960

     The last two columns show gains that might exist at the end of the 10-year option term. This valuation is hypothetical; if the stock price does not increase above the exercise price, compensation to the named executive officers will be zero. A 5% and 10% annually compounded increase in the company's stock price from the date of grant to the end of the 10-year option term would result in stock prices of $36.96 and $58.85 per share, respectively.

     Each option becomes exercisable in four equal, annual increments beginning in April 1999. The exercise price may be unpaid in cash, by delivery of already owned shares subject to certain conditions or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

OPTION VALUES AT FISCAL YEAR END

     The following table shows the number of shares covered by both exercisable and non-exercisable stock options held by Messrs. Penske, Koci, Leuliette McClure and Allran as of December 31, 1998. This table also shows the value on that date of their "in-the-money" options, which is the positive spread, if any, between the exercise price of existing stock options and $20.69 per share (the closing market price of the common stock on December 31, 1998). No options were exercised in 1998 by any of these persons.

                                                NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                           UNDERLYING UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS
                                                 AT FISCAL YEAR-END                AT FISCAL YEAR-END
                                                        (#)                               ($)
                                           ------------------------------    ------------------------------
                  NAME                       EXERCISABLE/UNEXERCISABLE         EXERCISABLE/UNEXERCISABLE
                  ----                       -------------------------         -------------------------
Roger S. Penske..........................          88,750/21,250                   $ 71,400/$ 36,900
Ludvik F. Koci...........................          88,750/21,250                   $ 71,400/$ 36,900
Timothy D. Leuliette.....................          38,750/46,250                   $129,150/$129,150
Charles G. McClure.......................           8,750/26,250                   $      0/$      0
Robert R. Allran.........................          19,500/ 7,500                   $ 17,970/$ 11,070

EMPLOYEE BENEFIT PLAN

     The company maintains the Detroit Diesel Corporation Employees' Pension Plan (the "Salaried Plan"), under which salaried employees of the company are eligible to participate on the first of the month following 30 days of employment. The Salaried Plan is qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and is a defined benefit plan of the type known as a "cash balance plan." Each payroll period during the plan year, the company credits to a participant's hypothetical account an amount equal to 6.25% of the participant's annual base salary; the participant's account is increased annually at an indexed rate of interest, based on the rate of return for one-year U.S.

Treasury Bills. Upon retirement, a participant may elect to receive the value of his account in a lump sum or in the form of an annuity. A minimum benefit is payable under the Salaried Plan equal to 1.31% of the participant's highest five year average annual compensation during the participant's last ten years of employment times his years of service, plus 0.32% of average annual compensation in excess of two times his "covered compensation" (based on Social Security wages), times his years of service (up to a maximum of 35 years). The compensation covered by the Salaried Plan is a participant's base pay during a calendar year. A participant's compensation covered under the Salaried Plan is generally the same as that shown in the "salary" column of the Summary Compensation Table. However, pursuant to Section 401(a)(17) of the Code, the amount of compensation that can be considered in computing benefits under the Salaried Plan was $160,000 for each of 1997 and 1998 and will be $160,000 for 1999, and, under current law, will be raised in $10,000 increments in succeeding years by annual cost-of-living adjustments determined by the U.S. Secretary of the Treasury. In addition, the company has implemented the Detroit Diesel Supplemental Executive Retirement Plan (the "SER Plan"), an unfunded, nonqualified benefit plan for executive officers designated by the Compensation Committee. Participants under this plan are entitled to a benefit that, when aggregated with the amount that they receive under the Salaried Plan, would cause them to receive an amount equal to the amount they would have received under the Salaried Plan without applying the IRS compensation and maximum benefit limits. Participants who formerly worked for General Motors will also receive a benefit based on General Motors service and the formula in the General Motors Pension Plan as in effect on December 31, 1987, and the participant's average annual compensation at the time of retirement or termination of employment.

     The estimated annual benefits payable upon retirement, including the amount of the benefit based on any General Motors service (based on an expected retirement age of 65, straight life form of payments and deductions for social security) and benefits under the SER Plan, are for Mr. Koci -- $265,824, Mr. McClure -- $233,220 and Mr. Allran -- $173,827. Credited years of service under the Salaried Plan as of December 31, 1997, are for Mr. Koci -- 44 years, Mr. McClure -- 1 year and Mr. Allran -- 33 years.

     Participants become 100% vested upon completion of five or more years of service, or upon the attainment of age 65 or death while in the employ of the company. Mr. McClure will not become vested until 2002.

                           DETROIT DIESEL CORPORATION
                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 27, 1999
P
                      THIS PROXY IS SOLICITED ON BEHALF OF
R               DETROIT DIESEL CORPORATION'S BOARD OF DIRECTORS.

O           The undersigned hereby appoints Roger S. Penske and Robert E. Belts, and each of them, proxies for the undersigned, with full power of
X substitution, to vote all shares of Detroit Diesel Corporation Common Stock which the undersigned may be entitled to vote at the Annual
Y Meeting of Stockholders of Detroit Diesel Corporation, in Detroit, Michigan on Tuesday, April 27, 1999, at 9:30 a.m., or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Notice of Annual Meeting and Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

            Employees participating in the company's employee's savings plans may use this proxy to instruct the plan trustees how to vote the shares held for such employees, and the trustees will vote such shares, subject to the applicable plan, in accordance with such instructions. The trustees will vote any shares for which they do not receive instructions in the same proportion as they vote the shares for which they receive instructions.

            PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, PLEASE SIGN AND DATE THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED.


COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE




                                      (Continued and to be signed on other side)


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE



                                                                    Please mark
                                                                    your votes as
                                                                    indicated in
                                                                    this example      \ X \

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2


Item 1-ELECTION OF DIRECTORS             WITHHELD                    Item 2-APPROVAL OF                    FOR     AGAINST   ABSTAIN
       Nominees:                    FOR   FOR ALL                           1998 STOCK INCENTIVE PLAN      \  \      \  \      \  \
          Dr. Eckhard Cordes         \  \    \  \
          William E. Hoglund                                         Item 3-APPROVAL OF                    FOR     AGAINST   ABSTAIN
          Roger S. Penske                                                   DELOITTE & TOUCHE AS AUDITORS    \  \      \  \     \ \


       WITHHELD FOR: (WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW)

          ------------------------------------------------------------------



                                                                                  I PLAN TO ATTEND MEETING     \  \

                                                                                 COMMENTS/ADDRESS CHANGE       \  \
                                                                            Please mark this box if you have
                                                                             written comments/address change
                                                                                   on the reverse side.

                                                                  RECEIPT IS HEREBY ACKNOWLEDGED OF THE DETROIT DIESEL
                                                                  CORPORATION NOTICE OF ANNUAL MEETING AND PROXY
                                                                  STATEMENT.



            Signatures                                                              Date
                      ---------------------------------------------------------          ------------------------------
            NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE